Exhibit 10.151

SUBORDINATION AGREEMENT

(AdCare)

THIS SUBORDINATION AGREEMENT (the “Agreement”) is made as of October 29, 2010, by “Triad Entities”), ADCARE HEALTH SYSTEMS INC., an Ohio corporation (“Guarantor”), ADK BONTERRA/PARKVIEW, LLC, a Georgia limited liability company (“Lessee”), on their behalf and on behalf of all Affiliates of Lessee and Guarantor (as that term is defined below - each a “AdCare Affiliate” and, collectively, the “AdCare Affiliates”), in favor of GEORGIA LESSOR — BONTERRA/PARKVIEW, INC., a Maryland corporation (“Lessor”).

RECITALS

A.                                   Lessee and Lessor have entered into to a Third Amended and Restated Master Lease dated the same date as this Agreement (the “Master Lease”) pursuant to which Lessee is leasing from Lessor certain healthcare facilities identified in the Master Lease (each a “Facility” and collectively, the “Facilities”).  Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Master Lease.

B.                                     Guarantor is under common control with Lessee and will benefit from the entry by Lessor into the Master Lease and the other Transaction Documents (as defined in the Master Lease).  Lessee and Guarantor are each referred to in this Agreement as an “Obligor” and, collectively, as the “Obligors”.

C.                                     In consideration of the benefits that the AdCare Affiliates acknowledge will inure to them on account of Lessor’s agreement to enter into the Master Lease and the other Transaction Documents, and as an inducement to Lessor to do so, the AdCare Affiliates agree to subordinate, to the extent and in the manner hereinafter set forth, all indebtedness and obligations of the Obligors to each other and to the other AdCare Affiliates to the obligations of the Obligors to Lessor.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the AdCare Affiliates and Lessor hereby agree as follows:

1.                                       As used herein:

(a)                                  “Senior Obligations” means all indebtedness and obligations of the Obligors to Lessor or any of its Affiliates under the Master Lease, the other Transaction Documents or otherwise.  The Senior Obligations include, but shall not be limited to, all payments of rent, additional, expenses, fees, principal, interest and other charges due Lessor from the Obligors and every subsequent amendment, extension or renewal, of the Master Lease and the other the Transaction Documents in whole or in part (the “Transaction Obligations”), all Transaction Obligations from time to time after the commencement of any Proceeding, whether or not such Transaction Obligations are allowable as a claim in such Proceeding, and all Transaction Obligations made after the commencement of a Proceeding.

(b)                                 “Junior Obligations” means all indebtedness and obligations of an Obligor to any AdCare Affiliate, individually or with others, and whether now existing or hereafter incurred, including, but not limited to, all indebtedness or other obligations accruing from time to time after the commencement of any Proceeding, whether or not such indebtedness or obligation is allowable as a claim in such Proceeding, and all other amounts arising thereunder after the commencement of a Proceeding.

(c)                                  “Proceeding” means any assignment by an Obligor for the benefit of creditors, or any filing of a voluntary case by, or of an involuntary case against, an Obligor pursuant to any chapter of the federal bankruptcy code, 11 USC Section 101, et seq., as may be amended from time to time, or any institution of a voluntary proceeding by, or of an involuntary proceeding against, an Obligor under any other federal or state law relating to relief of debtors, or any appointment of a receiver, trustee or liquidator of an Obligor or of all or a substantial part of any of its assets under any other federal or state law relating to relief of debtors, or any liquidation or dissolution of an Obligor, or any foreclosure or similar action or proceeding and/or any other marshaling of an Obligor’s assets and liabilities.

(d)                                 “Affiliate” means, when used with respect to any corporation, limited liability company or partnership, any person who directly or indirectly controls or is controlled by or is under common control with such corporation, limited liability company or partnership.  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the majority ownership of voting securities, partnership interests or other equity interests.  The term “person” shall mean any natural person, trust, partnership, corporation, joint venture or other legal entity.

2.                                       The AdCare Affiliates, for themselves, their successors and assigns and every other holder of the Junior Obligations, hereby subordinates the payment and satisfaction of the Junior Obligations to the prior payment and satisfaction in full of the Senior Obligations.

3.                                       After the occurrence of an Event of Default under the Master Lease or the other Transaction Documents and while it is continuing, the AdCare Affiliates will not, without first obtaining the written consent of Lessor:  (i) accept any security for the Junior Obligations or any part thereof; (ii) take any action of any kind to accelerate, assert, collect or enforce the Junior Obligations or any guaranty thereof;  or (iii) accept any note or other writing to evidence the Junior Obligations or any part thereof.

4.                                       During any period in which an Obligor is in default under the Master Lease or the other Transaction Documents, (i) the AdCare Affiliates will not demand or accept, directly or indirectly, any payment or property in respect or on account of the Junior Obligations; and (ii) the Obligors agree that they will not directly or indirectly make payments to the AdCare Affiliates on the Junior Obligations, whether in cash or any other property.

5.                                       Any payment of cash or transfer of property in violation of this Agreement will be deemed to have been made or transferred in trust for Lessor, and the AdCare Affiliates will forthwith pay or transfer the same to Lessor, in precisely the form received (but with such endorsements as may be necessary), to be applied upon the Senior Obligations.

6.                                       In any Proceeding, the AdCare Affiliates shall have the right to prepare and file a proof of claim, answer or other pleading based upon the Junior Obligations, but in all such instances giving effect to this instrument, and to enforce and use the same, provided that if the AdCare Affiliates shall fail to file such proof of claim, answer or other pleading on or before the 30th day preceding the last day permitted for such filing, Lessor shall have the right (but not the duty) to prepare and file a proof of claim, answer or other pleading based on the Junior Obligations and giving effect to this instrument.  To effectuate the foregoing, the AdCare Affiliates, and each holder of any of the Junior Obligations, hereby irrevocably authorizes and appoints Lessor, and each of its officers, its true and lawful attorney or attorneys, with full power of substitution and with full authority on behalf of the AdCare Affiliates, and each holder of any of the Junior Obligations, and in its name, place and stead, to prove all claims and to receive and collect all fees, expenses and other property to which the AdCare Affiliates or any of its assigns would be otherwise entitled, to accept or reject any plan or reorganization or arrangement, and generally to do any act in connection with any Proceeding that the AdCare Affiliates or any of its successors or assigns might otherwise do.

7.                                       Notwithstanding any rights of subrogation that the AdCare Affiliates may have to the rights of Lessor, the AdCare Affiliates agree that Lessor may make all determinations and take or omit to take all actions and exercise or refrain from exercising all remedies that Lessor may have with respect to collateral security for, or guaranties of, any of the Senior Obligations without any consultation with, or participation or joinder by, or any consideration of the interests of the AdCare Affiliates, and without any liability or loss of right or remedy to the AdCare Affiliates.

8.                                       To the extent that Lessor is required to restore or return any payment received by it from an Obligor or any other person for any reason, for the purposes of this Agreement, such payments shall be deemed never to have been made to Lessor.  As used in this Agreement the words “paid,” “paid in full,” “payment in full,” or similar phrases, when applied or relating to the Senior Obligations shall, in all instances, unless the context requires otherwise, be deemed to mean indefeasibly paid or indefeasible payment.

9.                                       The AdCare Affiliates consent and agree that until the payment in full of the Senior Obligations, the AdCare Affiliates will not sell, assign or otherwise transfer or encumber the Junior Obligations without the prior written consent of Lessor.  Any attempted sale, assignment, transfer or encumbrance in violation of the preceding sentence will be void and without force or effect.

10.                                 In the event of any acceleration of the Senior Obligations pursuant to the terms of any agreement now or hereafter in effect between an Obligor and Lessor or any distribution of an Obligor’s assets of any kind or character, or any dissolution, winding-up, liquidation or reorganization of an Obligor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the Senior Obligations shall be paid and satisfied in full before the holder of the Junior Obligations is entitled to receive any payment thereunder, and any payment or distribution to which the holder thereof would be entitled thereunder but for the subordination provisions hereof shall be paid directly to Lessor.

11.                                 Any notice, request or other communication to be given by any party hereunder shall be given as provided in the Master Lease with the AdCare Affiliates’ address being the same as the Lessee’s address.

12.                                 The AdCare Affiliates acknowledge and agree that (i) Lessor makes no representation or warranty to the AdCare Affiliates with respect to the value or adequacy of their collateral or otherwise, and (ii) without notice to the AdCare Affiliates, Lessor may (a) amend, renew, or extend the any of the Transaction Documents, (b) exercise, fail to exercise, waive or amend any of its rights under any of the Transaction Documents, (c) release collateral or any guarantor or other obligor of the Senior Obligations, and (d) apply any amounts paid to Lessor in such order of application as Lessor, in its sole discretion, deems appropriate.

13.                                 In the event of any amendment to the Master Lease or the other Transaction Documents, the AdCare Affiliates agree, from time to time upon the request of an Obligor or Lessor, to execute substitute subordination agreements substantively equivalent to this Agreement in favor of the Lessor.

14.                                 No amendment, modification, termination, or waiver of any provisions of this Agreement, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the party against whom enforcement is sought.  Further, any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Lessor and the AdCare Affiliates may amend this Agreement in the manner provided above without the consent or approval of all AdCare Affiliates, and without impairing the obligation of a AdCare Affiliate which does not consent or approve to abide by all provisions hereof not so amended, but no such amendment shall be binding upon a AdCare Affiliate unless such AdCare Affiliate has approved same.

15.                                 In the event of any suit, action, arbitration or other proceeding to interpret this Agreement, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s actual costs and expenses reasonably incurred in connection therewith, including, but not limited to, attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any).  Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such-judgment or award such party’s costs and expenses as provided in this section.

16.                                 The provisions of this Agreement shall be cumulative to the rights Lessor may otherwise have or acquire by operation of law, by contract, or otherwise.  This instrument shall be governed by and construed in accordance with the laws of the State of Maryland (excluding all Maryland conflicts of law principles or other principles of Maryland law that would result in the application of any substantive law, other than the law of Maryland) and shall bind the AdCare Affiliates and each other holder of all or any portion of the Junior Obligations, and their respective heirs, personal representatives, successors and assigns, and shall benefit no creditor of the AdCare Affiliates other than Lessor and its successors and assigns, including without limitation, other holders of all or any portion of the Senior Obligations.

Signatures appear on following page.

Signature to

Subordination Agreement

(AdCare)

in favor of

GEORGIA LESSOR — BONTERRA/PARKVIEW, INC..

GUARANTOR:

ADCARE HEALTH SYSTEMS INC.,
An Ohio corporation

	By:	/s/ David A. Tenwick
David A. Tenwick, Chairman

LESSEE:

ADK BONTERRA/PARKVIEW, LLC

By:
	Name:	Chris Brodgon
	Title:	Manager

STATE OF OHIO	)
) SS
COUNTY OF DELAWARE	)

The foregoing instrument was acknowledged before me this 29th day of October, 2010, by David A. Tenwick, who is the Secretary of AdCare health Systems, Inc., on behalf of such corporation.

/s/ Amanda R. Norris
Notary Public, Marion County, Ohio
My Commission Expires: April 1, 2015

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Signature to

Subordination Agreement

(AdCare)

in favor of

GEORGIA LESSOR — BONTERRA/PARKVIEW, INC..

GUARANTOR:

ADCARE HEALTH SYSTEMS INC.,
An Ohio corporation

By:
David A. Tenwick, Chairman

LESSEE:

ADK BONTERRA/PARKVIEW, LLC

	By:	/s/ Chris Brogdon
	Name:	Chris Brodgon
	Title:	Manager

STATE OF GEORGIA	)
) SS
COUNTY OF COBB	)

The foregoing instrument was acknowledged before me this 28th day of October, 2010, by Chris Brogdon, who is the Manager of ADK BONTERRA/PARKVIEW, LLC on behalf of each such company.

/s/ Damaris Marriaga
Notary Public, Fayette County, Georgia
My Commission Expires: March 6, 2011

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